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                                                                   EXHIBIT 12(B)


                           DORAL FINANCIAL CORPORATION
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE
                               SECURITY DIVIDENDS

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                                                                         SIX-MONTH PERIOD
                                                                        ENDED JUNE 30, 1999
                                                                        -------------------

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                $37,930
     Plus: Fixed Charges (excluding capitalized interest)                      66,500
                                                                             --------

TOTAL EARNINGS                                                               $104,430
                                                                             ========

FIXED CHARGES:
     Interest expensed and capitalized                                       $ 65,251
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          611
     An estimate of the interest component within rental expense                  712
                                                                             --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                 66,574
                                                                             --------

Preferred dividend requirements                                                 2,184
Ratio of pre tax income to net income                                           1.133
                                                                             --------

PREFERRED DIVIDEND FACTOR                                                       2,474
                                                                             --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                        $ 69,048
                                                                             ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS             1.51
                                                                             ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                $37,930
     Plus: Fixed Charges (excluding capitalized interest)                      51,935
                                                                             --------

TOTAL EARNINGS                                                               $ 89,865
                                                                             ========

FIXED CHARGES:
     Interest expensed and capitalized                                       $ 50,686
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          611
     An estimate of the interest component within rental expense                  712
                                                                             --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                 52,009
                                                                             --------

Preferred dividend requirements                                                 2,184
Ratio of pre tax income to net income                                           1.133
                                                                             --------

PREFERRED DIVIDEND FACTOR                                                       2,474
                                                                             --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                        $ 54,483
                                                                             ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS             1.65
                                                                             ========
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